UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2014

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2014, the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company"), adopted the Company's Annual Cash Incentive Award Plan (the "Plan"), as approved and recommended by the Compensation Committee of the Board (the "Committee"). Under the Plan, key executives designated by the Committee, including the Company's executive officers, will be eligible for annual awards of targeted cash incentive opportunities subject to attainment of objective corporate and individual performance targets approved by the Committee in its discretion. In accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, the types of performance goals that may be established under the Plan for executive officers will be submitted for approval by the Company's stockholders at its 2014 annual meeting of stockholders. If the stockholders do not approve the types of performance goals specified in the Plan, the Committee will consider alternative methods of compensating the Company's executive officers.

Beginning with the 2015 calendar year, annual targeted cash incentive opportunities for each executive officer and any other key executives designated by the Committee will be set by the Committee, expressed as a percentage of the executive’s annual base salary rate. The amount paid in satisfaction of an award may not exceed 200% of the target award or $2,000,000, whichever is less.

The annual incentive performance goals related to corporate performance will be based on objectively measureable financial metrics such as earnings, profitability, efficiency, or return to stockholders, and may include earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share, operating profit, cash flow, revenue growth, return on equity, return on assets, and return on invested capital. Success may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or industry groups.

The Committee may also establish individual objective performance goals for key executives designated by the Committee. The individual performance objectives will be based on achieving strategic and operational goals in functional areas for which the executive has responsibility.

The Committee will determine the extent to which annual corporate and, if applicable, individual performance goals established under the Plan for a given calendar year have been satisfied as soon as possible after yearend. Award amounts, if any, will be paid promptly in a lump sum in cash following the Committee's determination. An executive generally must remain employed by the Company through the date of the Committee's determination to be eligible to receive payment of a cash incentive award. Under certain circumstances, the Committee may choose not to impose that requirement if termination results from death or disability.

A copy of the Plan is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

10.1 Barrett Business Services, Inc. Annual Cash Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: March 13, 2014	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary